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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the 462(b) Registration Statement on Form S-3 of Armstrong World Industries, Inc. of our report dated February 2, 1998, relating to the consolidated balance sheets of Triangle Pacific Corp. and Subsidiaries as of January 2, 1998, and January 3, 1997, and the related consolidated statements of operations, changes in shareholders' investment, and cash flows for the fiscal years ended January 2, 1998, and January 3, 1997, and to the inclusion in the 462(b) Registration Statement on Form S-3 of Armstrong World Industries, Inc. of our review report dated July 23, 1998, relating to the consolidated balance sheet of Triangle Pacific Corp. and Subsidiaries as of July 3, 1998, and the related consoldiated statements of operations, changes in shareholder's investment, and cash flows for the three-month and six-month periods then ended, and to all references to our firm included in this registration statement.


                                                /s/ ARTHUR ANDERSEN LLP



Dallas, Texas,
October 21, 1998